EXHIBIT 10.48

Approved by Benefits Officer 11/01/13

AMENDMENT NO. 2

TO THE

TIME WARNER INC.

SUPPLEMENTAL SAVINGS PLAN

(Effective January 1, 2011)

1.	Section 4.4(b) shall be amended to read as follows:

(b)        Optional Form of Distribution.  In lieu of a single sum payment, a Participant may elect to have all deferred amounts for each Plan Year that are otherwise payable to a Participant hereunder paid in the form of (i) effective for elections that have become irrevocable prior to December 1, 2013, one hundred twenty (120) monthly installment payments, and (ii) effective for elections that have become irrevocable on or after December 1, 2013, ten (10) annual installment payments. Unless specifically elected otherwise for a Plan Year, payments of all deferred amounts will be made in a single sum payment.

2.	Section 6.1(a) shall be amended to read as follows:

(a)        Payment of a Participant’s Supplemental Savings Account, including accumulated hypothetical earnings (or losses), shall be paid (or, in the case of installment distributions, commence to be paid) on the fifteenth day of the calendar month following six months after the Participant’s Separation From Service (or as soon as administratively practicable thereafter), and any subsequent monthly installment payments shall be paid on the fifteenth day of each subsequent month thereafter (or as soon as administratively practicable thereafter), and any subsequent annual installment payments shall be paid on the annual anniversary of the fifteenth day of the calendar month following six months after the Participant’s Separation From Service (or as soon as administratively practicable thereafter). Subject to Section 4.4(c), the payment(s) shall be made in the manner otherwise elected by the Participant under Section 4.4.

3.	Section 6.1(c) shall be amended to read as follows:

(c)        The amount of any installment payment shall equal the Participant’s distributable Supplemental Savings Account, determined as of the Valuation Date immediately preceding the payment date multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining to be paid.

4.	This amendment shall be effective December 1, 2013.